                                                                Exhibit 10.4



                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT, made as of the 15th day of November, 1995, by and between Northstar Health Services, Inc., a Delaware corporation (the "Company"), and Lisa S. Guarino ("Employee").

                                  WITNESSETH:
                                  -----------



     WHEREAS, prior to and upon, the consummation of the Merger, the Company has been, and will be, respectively, engaged in the business of providing rehabilitation services;

    WHEREAS, the Company entered into that certain Merger Agreement, dated the date hereof (the "Merger Agreement"), by and among Keystone Rehabilitation Systems, Inc., a Pennsylvania corporation ("KRS"), the Company and NSK Merger Corp., a Pennsylvania corporation and a wholly-owned subsidiary of the Company ("Newco"); and

    WHEREAS, pursuant to the Merger Agreement, Newco will be merged with and into KRS, and KRS will become a wholly-owned subsidiary of the Company (the "Merger"); and

    WHEREAS, prior to the consummation of the Merger, Employee was the Executive Vice President and Chief Financial Officer of KRS, and as a result possesses valuable knowledge and skills that will contribute to the successful operation of the Company's business; and

    WHEREAS, the Company and Employee have agreed to execute and deliver this Employment Agreement in consideration, among other things, of (i) Company entering into the Merger, (ii) the access Employee will have to confidential or proprietary information of the Company, (iii) the access Employee will have to confidential or proprietary information to be acquired hereafter by the Company,
(iv) the willingness of the Company to make valuable benefits available hereafter to Employee, (v) the Company's willingness to obligate itself to give Employee adequate prior written notice of any termination of Employee's employment without cause or make a severance payment to Employee in lieu thereof and (vi) Employee's receipt of compensation from time to time by the Company; and

    WHEREAS, the Company desires to procure the services of Employee, and Employee is willing to enter the employment of the Company, upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, intending to be legally bound, the Company agrees to employ Employee, and Employee hereby agrees to be employed by the Company, upon the following terms and conditions:

                                   ARTICLE I
                                  EMPLOYMENT
                                  ----------

     1.1. Office and Scope of Duties:
          --------------------------

     (a) Employee is hereby employed as the Executive Vice President and Chief Financial Officer of the Company and shall report to the Chief Executive Officer or his designee and in such capacity shall use best energies or abilities in the performance of the duties customarily attributed to the office of Chief Financial Officer (other than as limited by this Agreement) and as may be prescribed in the By-Laws of the Company and such other duties as may be assigned from time to time by the Board of Directors; provided, however, that
                                                      -----------------
Employee shall have no authority to alter, amend, terminate or otherwise modify existing employment or consulting agreements between the Company and each of Richard Andrasic, Gayle Davis, Mark A. De Simone, Michael J. Kulmoski, Jr., James Shields, Brian Strong or Nancy White or any employment or consulting agreements that may be entered into in connection with the Penn Vascular Lab, P.C., transaction; and provided further, that Employee's duties shall not
                       ----------------
include primary responsibility for the following matters:


     (i) arranging and negotiating the Company's debt and equity financing, including all acquisition financing; and

    (ii)  arranging and managing the Company's cash management program.

     (b) As Executive Vice President and Chief Financial Officer of the Company, Employee shall not have the authority, directly or indirectly, to do any of the following on behalf of the Company, KRS, or any other direct or indirect subsidiary of the Company without the approval of the Board of Directors of the Company or Mark A. DeSimone:

     (i) Issue any one check, or series of related checks, in an an amount, or amounts, in excess of $25,000, other than in the ordinary course of business;

    (ii) Borrow money from existing credit sources in excess of $50,000, or from new credit sources in excess of $25,000, at any one time or in a series of related actions, or incur any other indebtedness, liabilities or obligations of any nature except liabilities in the ordinary course of business;

   (iii) Receive perquisites or employee benefits except as provided in this Employment Agreement or as are available generally to employees of comparable status and title;

    (iv) Agree to enter into, or enter into, any material business combination (such as a merger, consolidation, sale of stock or sale of assets);

     (v) Agree to acquire, sell, transfer or otherwise dispose of, or acquire, sell, transfer or otherwise dispose of, any assets of the Company, otherwise the ordinary course of business and provided that the market value thereof does not exceed $25,000;
                                        --------

    (vi) Establish new, or amend, alter or make any change to the existing banking relationships of the Company;

    (vi) Establish new, or materially amend, materially alter or make any material change to the existing method of accounting, accounting principles, accounting practices or policies, accounting systems or accounting controls of the Company unless the changes are consistent with Generally Accepted Accounting Principles;

   (vii) Make any material bids or proposals or enter into any lease, license, permit, contract or other commitment or agreement, except in the ordinary course of business and not involving an increase in liability or a reduction in revenue in excess of $25,000;

  (viii) Terminate, materially modify or materially amend any lease, license, permit contract or other commitment or agreement, except in the ordinary course of business and not involving an increase in liability or a reduction in revenue in excess of $25,000;


    (xi) Adjust in any way, grant or agree to grant, directly or indirectly, any increase in the wages, salary, bonus or other compensation, remuneration or benefits of any officer, consultant or agent except as required under existing collective bargaining agreements or in other agreements or arrangements existing as of the date hereof;

     (x) Become a party to any new contract or arrangement providing for the payment of wages, salary, bonus, profits, shares, stock benefits, severance payments, retirement benefits or other compensation, remuneration or benefits in excess of $25,000 per year with any officer, consultant or agent other than Thomas W. Zaucha or the Zaucha Family Limited Partnership;

    (xi)  Make any capital expenditure in excess of $25,000;

   (xii) Mortgage, pledge or subject to any lien, charge or encumbrance, or take or permit any action which would result therein on, any assets, tangible or intangible in excess of $10,000; or

  (xiii)  Institute any litigation other than collection matters.

     1.2 Term. The initial term of this Agreement shall be for a period of two
         ----
(2) years commencing on the date of this Employment Agreement. Unless earlier terminated, on the first anniversary of the date of this Employment Agreement. Unless earlier terminated, on the anniversary thereof, the expiration date of this Employment Agreement shall be automatically extended for an additional one
(1) year period, provided that neither you nor the Company give the other party written notice at least sixty (60) days prior to such annual anniversary date of that party's intention not to have this Employment Agreement so extended. Provided, however, upon the occurrence of a Change of Control, as hereinafter defined, the then remaining term of the Employment Agreement shall be automatically extended for an additional twelve (12) month period, and thereafter the expiration date of the Employment Agreement shall be automatically extended on subsequent annual anniversary dates of the Employment Agreement to the extent and in accordance with the procedure set forth in the prior sentence. In the event that either party hereto shall give such notice to the other party of their intention not to extend the then existing term of this Employment Agreement, which the Company may do by delivery of a resolution adopted by the unanimous vote of the Company's Compensation Committee so stating the Company's intention not to extend the Employment Agreement, this Employment Agreement shall expire at the end of the then existing term. In the event that, during the term of this Employment Agreement, your employment is terminated hereunder either by the Company other than for "Cause" (as defined herein), or by you as the result of the Company's breach of this Agreement, which breach the Company fails to cure within thirty (30) days after the Company's receipt of written notice from you specifying the specific nature of the Company's breach, you shall be entitled to continued salary and benefits coverage (which shall be deemed to include medical and dental insurance, if any, and automobile allowance) under this Employment Agreement when and as due under this Employment Agreement during the term of this Employment Agreement remaining as of such date, plus payment of any other amounts, if any, otherwise due to Employee.

     For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the shareholders of the Company approved any plan or proposal for the liquidation or dissolution of the Company, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Thomas W. Zaucha or the Zaucha Family Limited Partnership or any group in which any such person is a member, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) or 30% or more of the Company's outstanding common stock. Provided, however, the proposed transaction between the Company or its affiliate and Keystone Rehabilitation Systems Inc. shall in no event be deemed to involve or result in a Change of Control.

     1.3 Base Salary. During the term of Employee's employment hereunder,
         -----------
compensation shall be paid to Employee by the Company at the rate of One Hundred Six Thousand Dollars ($106,000) per annum (the "Base Salary"), payable in accordance with the Company's regular policy in effect from time to time. The rate of compensation to be paid to Employee may be adjusted upward but not, without Employee's consent, downward by the Board of Directors of the Company at any time based upon Employee's contribution to the success of the Company and on such other factors as the Board of Directors of the Company shall deem appropriate. Employee shall also be reimbursed by the Company for reasonable out-of-pocket expenses incurred by her on behalf of the Company and supported by appropriate documentation, or are otherwise pre-approved by the Board of Directors of the Company, and shall be entitled to such vacations as in Employee's opinion, subject only to reasonable review by the Board of Directors of the Company, will not interfere with the conduct of the business and the operations of the Company, except that under no circumstance shall Employee be entitled to more than six (6) weeks vacation and not less than four (4) weeks.

     1.4 Employee Benefits. At all times during the term of Employee's
         -----------------
employment hereunder, Employee shall (a) be covered by such major medical or health benefit plans and pensions as are available generally to employees of the Company, (b) be eligible to participate in, and receive grants under, any stock option, stock bonus or profit sharing or similar plans of the Company under the terms of any such plans, and (c) receive the benefits listed on Schedule I attached hereto (to the extent such benefits can be obtained by the Company without violation of law and on commercially reasonable terms).

                                  ARTICLE II
                                  TERMINATION

     2.1 Illness, Incapacity. If during the term of Employee's employment
         -------------------
hereunder Employee shall be prevented, in the Board of Director's reasonable judgment, from effectively performing all of her duties hereunder by reason of illness or disability, then the Company may, by written notice to Employee, terminate Employee's employment hereunder. In the event that Employee's employment is terminated by reason of illness or disability, Employee shall continue to receive all payments when due under this Agreement. The obligations of Employee under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 2.1.

     2.2 Death. If Employee dies during the term of her employment hereunder,
         -----
Employee's employment hereunder shall be deemed to have ceased, and Employee shall receive all payments when due hereunder during the term of this Agreement. Except as provided in the preceding sentence, payment of compensation to Employee hereunder shall cease effective as of the date of any such termination.

     2.3 Company Termination. If the Company determines that Employee has
         -------------------
intentionally failed to perform her duties hereunder or under law, has materially violated any of the agreements, covenants, terms or conditions hereunder or has engaged in conduct which has injured the business or reputation of the Company or otherwise materially adversely affect its interests, then, and in such event, the Company may, by written notice to Employee, terminate Employee's employment hereunder. Upon delivery to Employee of such notice, together with payment of any accrued and unpaid salary under
Section 1.3 hereof, Employee's employment and all obligations of the Company under Article I hereof shall forthwith terminate. The obligations of Employee under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 2.3.

                                  ARTICLE III
                          EMPLOYEE'S ACKNOWLEDGEMENTS

     Employee recognizes and acknowledges that: (a) in the course of Employee's employment by the Company it will be necessary for Employee to acquire information which could include, in whole or in part, information concerning the Company's sales, sales volume, sales methods, sales proposals, customers and prospective customers, identity of customers and prospective customers, identity of key purchasing personnel in the employ of customers and prospective customers, amount or kind of customer's purchases from the Company, the Company's sources of supply, the Company's computer programs, system documentation, special hardware, product hardware, related software development, the Company's manuals, formulae, processes, methods, machines, compositions, ideas, improvements, inventions or other confidential or proprietary information belonging to the Company or relating to the Company's affairs, excluding, however, such information as is publicly available or was known by Employee prior to her employment hereunder and was not subject to a confidentiality agreement (collectively referred to herein as the "Confidential Information");
(b) the Confidential Information is the property of the Company; (c) the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company; and (d) it is essential to the protection of the Company's goodwill and to the maintenance of the Company's competitive position that the Confidential Information be kept secretary and that Employee not disclose the Confidential Information to others or use the Confidential Information to Employee's own advantage or the advantage of others.

     Employee further recognizes and understands that her duties at the Company may include the preparation of materials, including written or graphic materials, and that any such materials conceived or written by him shall be done as "work made for hire" as defined and used in the Copyright Act of 1976, 17 U.S.C. (s) 1 et seq. In the event of publication of such materials, Employee
             -- ---
understands that since the work is a "work made for hire", the Company will solely retain and own all rights in said materials, including right of copyright, and that the Company shall grant Employee by-line credit on such materials unless Employee otherwise consents.

                                  ARTICLE IV
                      EMPLOYEE'S COVENANTS AND AGREEMENTS
                      -----------------------------------

     4.1 Non-Disclosure of Confidential Information. Employee agrees to hold and
         ------------------------------------------
safeguard the Confidential Information in trust for the Company, its successors and assigns and agrees that she shall not, without the prior written consent of the Company, misappropriate or disclosure or make available to anyone for use outside the Company's organization at any time, either during her employment with the Company or subsequent to the termination of her employment with the Company for any reason, including, without limitation, termination by the Company for cause or without cause, any of the Confidential Information, whether or not developed by Employee, except as required in the performance of Employee's duties to the Company.


     4.2 Duties. Employee agrees to devote her best efforts full time to the
         ------
performance of her duties for the Company, to give proper time and attention to furthering the Company's business, and to comply with all rules, regulations and instruments established or issued by the Company. Employee further agrees that during the term of this Employment Agreement, Employee shall not, directly or indirectly, engage in any business which would detract from Employee's ability to apply her reasonable best efforts to the performance of her duties hereunder. Employee also agrees that she shall not usurp any corporate opportunities of the Company.

     4.3. Return of Materials. Upon the termination of Employee's employment
          -------------------
with the Company for any reason, including without limitation termination by the Company for cause or without cause, Employee shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, flow-charts, programs, proposals and any documents concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information.

     4.4 Work Made for Hire.  Employee agrees that in the event of publication
         ------------------
by Employee of written or graphic materials the Company will retain and own all rights in said materials, including right of copyright.


                                   ARTICLE V
                   EMPLOYEE'S REPRESENTATIONS AND WARRANTIES

     5.1 No Prior Agreements. Employee represents and warrants that she is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect her ability to perform her obligations hereunder, including, without limitation, any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in Article IV hereof. Employee further represents and warrants that her employment with the Company will not require Employer to disclose or use any confidential information belonging to prior employers or other persons or entities.

     5.2 Employee's Abilities. Employee represents that her experience and
         --------------------
capabilities are such that the provisions of Article IV will not prevent Employee from earning her livelihood, and acknowledges that it would cause the Company serious and irreparable injury and cost if Employee were to use her ability and knowledge in competition with the Company or to otherwise breach the obligations contained in Article IV.


     5.3 Review by Counsel. Employee represents and warrants that counsel for
         -----------------
Employee has reviewed this Employment Agreement and that such counsel has advised Employee in connection with its execution and delivery.

                                  ARTICLE VI
                                 MISCELLANEOUS

     6.1 Authorization to Modify Restrictions. It is the intention of the
         ------------------------------------
parties that the provisions of Article IV hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, to impair, the remainder thereof. If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Employment Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

     6.2 Entire Agreement. This Employee Agreement represents the entire
         ----------------
agreement of the parties and may be amended only by a writing signed by each of them.

     6.3 Governing Law. This Employment Agreement shall be governed by and
         -------------
construed in accordance with the laws of the Commonwealth of Pennsylvania.

     6.4 Consent to Jurisdiction. Employee hereby irrevocably submits to the
         -----------------------
personal jurisdiction of the United States District Court for the Western District of Pennsylvania or the Court of Common Pleas of Allegheny or Indiana County, Pennsylvania in any action or proceeding arising out of or relating to this Employment Agreement, and Employee hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in either such court.

     6.5 Service of Process. Employee hereby irrevocably consents to the service
         ------------------
of any summons and complaint and any other process which may be served in any action or proceeding arising out of or related to this Employment Agreement brought in the United States District Court for the Western District of Pennsylvania or the Court of Common Pleas of Allegheny or Indiana County by the mailing by certified or registered mail of copies of such process to Employee at her address as set forth on the signature page hereof.

     6.6 Venue. Employee hereby irrevocably waives any objection which she now
         -----
or hereafter may have to the laying of venue of any action or proceeding arising out of or relating to this Employment Agreement brought in the United States District Court for the Western District of Pennsylvania or the Court of Common Pleas of Allegheny or Indiana County, Pennsylvania and any objection on the ground that any such action or proceeding in either of such Courts has been brought in any inconvenient forum.

     6.7 Remedies. If either party to this Agreement prevails in a proceeding
         --------
for damages or injunctive relief, the parties hereto agree that the prevailing party, in addition to other relief, shall be entitled to reasonable attorneys' fees, costs and the expenses of litigation incurred by the prevailing party in securing the relief granted by the Court.

     6.8 Agreement Binding. The obligations of Employee under this Employment
         -----------------
Agreement shall continue after the termination of her employment with the Company for any reason, with or without cause, and shall be binding on and inure to the benefit of her heirs, executors, legal representatives and assigns. The obligations of the Company hereunder shall continue until discharged in accordance with the terms hereof and shall be binding upon and shall inure to the benefit of any successors and assigns of the Company. Employee may not assign this Agreement, in whole or in part, or any of her rights or obligations hereunder.

     6.9 Counterparts; Section Headings. This Employment Agreement may be
         ------------------------------
executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Employment Agreement are for convenience of reference only and shall not affect the construction or interpretation of any of the provisions hereof.

     EMPLOYEE ACKNOWLEDGES THAT SHE HAS READ AND UNDERSTANDS THE FOREGOING PROVISIONS AND THAT SUCH PROVISIONS ARE REASONABLE.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement or caused this Employment Agreement to be executed on date first above written.



Witness:
/s/ David D. Watson                         /s/ Lisa S. Guarino
-----------------------------------         ------------------------------------
                                                      Lisa S. Guarino

                                            Address:  72 Shady Dr.
                                                    ----------------------------
                                                      Indiana, PA 15701
                                                    ----------------------------

                                                    ----------------------------


Attest:                                     NORTHSTAR HEALTH SERVICES, INC.



                                            By: /s/ Mark A. DeSimone
------------------------------------           ---------------------------------
                                               Authorized Officer

                                  SCHEDULE I
                                      TO
                             EMPLOYMENT AGREEMENT

                                   BENEFITS
                                   --------


     All of the benefits as defined in the Keystone Rehabilitation Systems, Inc. Personnel Policy and Procedures Manual as of November 15, 1995, including but not limited to:

-   6 Holidays (New Year's Day, Memorial Day, July 4th, Labor Day,
                Thanksgiving Day, Christmas Day)

-   3 Personal Days

-   1 Sick Day per month accruing up to 60 days

-   Group Health Insurance - BC/BS/MM/Drug/Vision/Dental

-   Group Life Insurance/Dependent/AD&D

-   Disability Insurance

-   Jury Duty

-   Leave of Absence

-   Education Assistance - $1,500, 7 Days

-   Professional Dues

-   Funeral Leave

-   401(k) Plan

    And the following additional benefits:

-   Company Car


- In the event Employee's employment is terminated either by the Company other than for "Cause," or by Employee as the result of the Company's breach of this Agreement, which breach the Company fails to cure in accordance with Section 1.2 of the Agreement, Employee shall be entitled to continued salary and benefits coverage (which shall be deemed to include medical and dental insurance, if any, and automobile allowance) under this Agreement when and as due under this Agreement during the term of this Agreement remaining as of such date, plus payment of any other amounts, if any, otherwise due to Employee.